1997 PROXY STATEMENT

	                      PETER KIEWIT SONS', INC.
                         	1000 KIEWIT PLAZA
                      	OMAHA, NEBRASKA  68131

	This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peter Kiewit Sons', Inc. (the "Company") for use at the annual meeting of stockholders to be held on June 7, 1997. Class C and Class D common stock are the only classes of the Company's securities entitled to be voted at the meeting. There were 9,262,707 shares of Class C stock and 24,519,905 shares of Class D stock outstanding on April 23, 1997. Stockholders of record at the close of business on April 23, 1997 will be entitled to notice of, and to vote at, the annual meeting. This Proxy Statement and proxy forms will be mailed or delivered to stockholders on or about May 2, 1997.

Voting Procedures

	The approval of a plurality of the Class D shares present in person or by proxy at the annual meeting is required to elect the nominees as the Class D Directors. The approval of a plurality of the Class C shares present in person or by proxy at the annual meeting is required to elect the nominees as the Class C
Directors, unless cumulative voting is required. Stockholders may vote in person at the annual meeting or by proxy.

	Separate proxy forms are enclosed for voting Class C and Class D shares. By marking the enclosed proxy form, the stockholder may indicate voting preferences by: (i) voting the full number of the stockholder's shares for each of the Board's nominees; (ii) voting the full number of shares for some, but not all, of the Board's nominees; or (iii) voting for none of the nominees. Proxy forms which are properly signed, dated, and returned will be voted at the meeting. If no voting instructions are indicated on a properly signed proxy, it will be voted FOR the Board's nominees for directors. A person returning the enclosed proxy may revoke it any time before it is voted at the meeting by: (i) giving written notice of revocation to the Assistant Secretary; (ii) sending a later-dated proxy; or (iii) revoking the proxy in person at the meeting. Abstentions and broker non-votes will not be counted as shares present on matters on which they are not voted.

	Under the Company's Restated Certificate of Incorporation, any Class C stockholder is entitled to cumulative voting in any election of the Class C Directors. Under the cumulative voting method, the number of the stockholder's shares is first multiplied by the number of Class C directors to be elected. The resulting number of votes may then be voted for a single nominee or distributed unequally among some or all of the nominees.
After the voting is closed, the nominees are ranked in order by the number of votes received. The highest ranking nominees are then elected until the number of open directorships is filled.
The enclosed proxy form for Class C shares does not utilize the cumulative voting method. A separate proxy form which provides for cumulative voting of Class C shares will be provided promptly to any stockholder upon request, by writing to Robert L. Giles, Jr., Stock Registrar and Assistant Secretary, at 1000 Kiewit Plaza, Omaha, Nebraska 68131, or by telephoning him at 402-342-2052.


Nominations of Directors

	The Board of Directors has determined that 14 directors are to be elected and has nominated the following persons for election as the Class C Directors and Class D Directors:

		Class C Directors			               Class D Directors

		Richard W. Colf	                			James Q. Crowe
		Richard Geary				                  Robert B. Daugherty
		Bruce E. Grewcock			               Charles M. Harper
		William L. Grewcock			             Richard R. Jaros
		Tait P. Johnson
		Peter Kiewit, Jr.
		Allan K. Kirkwood
		Walter Scott, Jr.
		Kenneth E. Stinson
		George B. Toll, Jr.

All the nominees are current directors of the Company, except Mr. Kirkwood. Each nominee has agreed to serve as a director, if elected. Directors shall be elected to serve until the next annual election and until their successors are duly elected and qualified. The terms of two current directors, Robert E. Julian and Leonard W. Kearney, will end at the annual meeting.

 	The Board unanimously recommends a vote FOR the nominees named above.

Identification of Directors and Executive Officers

	The table below shows information as of April 23, 1997 about each director, nominee and executive officer, including his business experience during the past five years (1992-1997) and current directorships in other public reporting companies. The public companies include CalEnergy Company, Inc. ("CalEnergy") and C-TEC Corporation ("C-TEC"). Officers of the Company are elected annually by the directors. The next election of officers will be at the first board meeting following the election of directors on June 7, 1997.


                                                               	    Director
	Name		              		Business Experience		          		Age	         Since

Walter Scott, Jr.*	   Chairman of Board and President;
                      also a director		                  65	          1964
                      of Berkshire Hathaway Inc.,
                      Burlington Resources Inc.,
                      CalEnergy, ConAgra, Inc., C-TEC,
                      First Bank System, Inc., Valmont
                      Industries, Inc., and WorldCom,Inc.

Peter Kiewit, Jr.		   Attorney.  Of counsel to the law
                      firm of Gallagher & Kennedy of  		 70 	         1966
			                   Phoenix, Arizona.

William L. Grewcock*	 Vice Chairman						              	 71	          1968

Robert B. Daugherty	  Director (and formerly Chairman
                      of Board) of Valmont Industries, 	 75        	  1986
			                   Inc.

Charles M. Harper	    Former Chairman of Board of RJR
                      Nabisco Holdings Corp.  Currently  69	          1986
			                   a director (and formerly Chairman
                      of Board) of ConAgra, Inc. and
                      also a director of E.I DuPont
                   			de Nemours and Company, Norwest
                      Corporation, and Valmont Industries,
                      Inc.

Kenneth E. Stinson*	  Executive Vice President; Chairman
                      (since 1993), and CEO (since 1992) 54        	  1987
			                   of Kiewit Construction Group Inc.
                      ("KCG").

Richard Geary*		      Executive Vice President, KCG;
                      President of Kiewit Pacific Co.;	  62	          1988
			                   also a director of Portland
                   			General Corp. and Portland
                      General Electric Co.

George B. Toll, Jr.*	 Executive Vice President, KCG (since
                      1994); Vice President, Kiewit  	 	 61	          1993
			                   Pacific Co. (1992-1994)

James Q. Crowe	       Chairman of the Board of WorldCom,
                      Inc.; also a	director of         	 47	          1993
			                   CalEnergy and C-TEC.

Richard R. Jaros*	    Executive Vice President (since
                      1993); Chief Financial Officer 	 	 45	          1993
			                   (since 1995); President of Kiewit
                      Diversified Group Inc. (since 1996);
                      President and COO of CalEnergy
                      (1992-1993); also a director of
                   			CalEnergy, C-TEC, and WorldCom, Inc.

Richard W. Colf*	     Vice President, Kiewit Pacific Co.	53	          1994

Bruce E. Grewcock*	   Executive Vice President of KCG
                      (since 1996); Chairman (since  			 43	          1994
			                   1996), President (1992-1996),
                   			Sr. Vice President (1992) of
                      Kiewit Mining Group Inc.;
                   			also a director of Kinross Gold
                      Corporation.

Tait P. Johnson*	     President (1992-1996) and sole
                      Director (since 1992), Gilbert   		47        	  1995
                   			Gilbert Southern Corp., a PKS
                      subsidiary

Allan K. Kirkwood	    Vice President, Kiewit Pacific Co.	53	           -

	Identified by asterisks are the nine current executive officers of the Company. The Company considers its executive officers to be its directors who are employed by the Company or its subsidiaries. Bruce E. Grewcock is the son of William L. Grewcock.


Information About the Board of Directors

	The Board of Directors has an Audit Committee, an Executive Compensation Committee, and an Executive Committee.

	The current Audit Committee members are Messrs. Kearney (Chairman), Julian and Kiewit. The functions of the audit committee are to recommend the selection of the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial matters; and report and make recommendations to the full Board of Directors. The Committee had four meetings in 1996.

	The current Executive Compensation Committee members are Messrs. Daugherty, Harper, and Kiewit, none of whom are employees of the Company. This committee reviews the compensation of the Company's executive officers. This committee has also assumed the functions of the former Management Compensation Committee, the purpose of which was to review the compensation, securities ownership, and benefits of the Company's employees other than its executive officers. The committee had one formal meeting in 1996 and acted twice by written consent action in lieu of meetings.

	The current Executive Committee members are Messrs. Scott (Chairman), William Grewcock, Julian, Stinson, and Jaros. The committee exercises the powers of the Board between Board meetings, except powers assigned to other committees. During 1996, the committee had no formal meetings, acted by written consent action in lieu of a meeting on three occasions, and had several informal meetings.

	The Company does not have a nominating committee. The Company's Restated Certificate of Incorporation provides that the incumbent Class C Directors may nominate a slate of Class C Directors and the incumbent Class D Directors may nominate a slate of Class D Directors, for election at the annual meeting of stockholders. On April 23, 1997, the incumbent Class C and Class D Directors nominated the respective slates listed on the second page of this Proxy Statement.

	The Board of Directors of the Company had three formal meetings in 1996 and acted by written consent action on two occasions. In 1996, no director attended less than 75% of the meetings of the Board of Directors and the committees of which he was a member, except Mr. Crowe and Mr. Geary, each of whom was absent at one meeting.

	Directors who are employees of the Company or its subsidiaries do not receive directors' fees. Non-employee directors are paid annual directors' fees of $30,000, plus $1,200 for attending each meeting of the Board of Directors, and $1,200 for attending each meeting of a committee of the Board.

Compensation Committee Interlocks and Insider Participation

	Mr. Scott is a member of the Compensation Committee of WorldCom, Inc. Mr. Jaros is a member of the Compensation
Committee of CalEnergy. Mr. Julian was a member of the Compensation Committee of C-TEC until October 1996.

	Security Ownership of Certain Beneficial Owners and Management

	The table below shows information about the ownership of the Company's common stock as of April 23, 1997 by the Company's directors and executive officers (individually and as a group), and each person who beneficially owns more than 5 percent of a class of the Company's voting securities.

	Management Table.
                			 	Number of	    Percent of	    Number of 	     Percent of
				                 Class C	     	Class C		      Class D		       Class D
Name                	Shares       	Shares        	Shares       	  Shares

Walter Scott, Jr.	   250,000	       2.7%       		3,393,374(1)  	  13.8%
William L. Grewcock    2,048	       <.1        		1,116,219(2)	     4.6
Kenneth E. Stinson	  636,416	       6.9		           32,216	   	    0.1
Richard Geary	       533,768	       5.8	      	     36,360(3)	     0.1
George B. Toll, Jr.  386,883    	   4.2	      	     87,711	   	    0.4
Richard W. Colf	  	  383,217	       4.1	      	     72,282	   	    0.3
Tait P. Johnson	  	  180,934	       2.0      		     38,616   		    0.2
Bruce E. Grewcock 	  177,775    	   1.9		           52,787(4)	     0.2
Richard R. Jaros	     25,772	       0.3		          121,128		       0.5
James Q. Crowe          -		          -		           134,369		       0.5
Robert B. Daugherty     -		          -		            19,000	   	    <.1
Charles M. Harper       -	     	     -	             19,000		       <.1
Peter Kiewit, Jr.       -      	     -        	     10,000    	    <.1

Directors and
Executive Officers
as a Group		       2,576,813	      27.8%       		5,133,062     	  20.9%

Beneficial Owner Table.

Donald L. Sturm(5)      - 		        -          		1,822,375    	    7.4%
___________________________________________________________________________

(1)	 Table does not include 2,040,156 Class D shares held in
     irrevocable trusts for children.  Does not include
     26,245 Class D shares owned by the Suzanne and Walter
     Scott Foundation.
(2)	 Does not include 25,200 Class D shares held by the
     Bill and Berniece Grewcock Foundation, nor 772
     Class D shares owned by Mrs. Grewcock.
(3)	 Does not include 40,000 Class D shares owned by
     Mrs. Geary.
(4)	 Does not include 25,200 Class D shares held in
     irrevocable trusts for which Mr. Grewcock is a trustee.
(5)	 Mr. Sturm's business address is 3033 East First
     Ave., Denver, Colorado  80206.
____________________________________________________________


Report of Executive Compensation Committee

	The Executive Compensation Committee of the Board of
Directors has furnished the following report on executive compensation:

	The Executive Compensation Committee of the Board of Directors is composed entirely of non-employee directors. This Committee is responsible for reviewing and approving on an annual basis the compensation of the Company's chief executive officer and the other executive officers of the Company. The objectives of the Company's executive compensation program are to (a) support the achievement of desired Company performance, (b) provide compensation that will attract and retain superior talent, (c) reward performance, (d) and align the executive officers' interests with the success of the Company by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses.
The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies.
 Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Company performance, subject to the Bonus Plan. In 1996 the Board adopted, and the shareholders approved, the Peter Kiewit Sons', Inc. Bonus Plan ("Bonus Plan"), and the Compensation Committee established certain Performance Goals under the Bonus Plan for 1996 and for subsequent years. The Compensation Committee has certified that for 1996 the maximum Performance Goals under the Bonus Plan have been met. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal, or individual's circumstances.

	The Committee determines the salary and bonus of the chief executive officer. in 1996, the Committee approved an annual salary (for the 1996-1997 pay cycle) for Mr. Scott of $250,000 as to Construction and $500,000 as to Diversified. In 1997, the Committee again separately looked at Mr. Scott's responsibilities, contributions and performance as to the Construction business and the Diversified business. The
Committee approved an annual salary (for the 1997-1998 pay cycle) of $150,000 as to Construction, and $700,000 as to Diversified.
In recognition of Mr. Scott's contributions to the Company's performance in 1996, the Committee has approved a bonus of $500,000 as to Construction, and $1,500,000 as to Diversified. A number of factors were considered in setting Mr. Scott's bonus. These factors included meeting the Bonus Plan Performance Goals, the Company's overall performance, the increase in the combined stock formula prices, as well as Mr. Scott's personal effort and accomplishments in managing the Company. The Committee reviewed each factor as to both Construction and Diversified. After considering all of the factors, the Committee felt the approved bonus was well within a reasonable range.

	The foregoing report dated April 23, 1997 was presented by the Executive Compensation Committee, Messrs. Daugherty, Harper and Kiewit.

Stock Performance Graph

	The graphs below compare the cumulative total return (stock appreciation plus reinvested dividends) of the Company's common stock with four indexes of publicly traded stocks. Unlike publicly traded stocks, the Company's stock is valued by a formula contained in the Company's certificate of incorporation.
 Company stock is valued at the end of the Company's fiscal year and the formula value is reduced as dividends are declared during the following year. For purposes of the graphs, it is assumed that dividends are immediately reinvested in additional shares of the Company's common stock, although such reinvestment is not permitted in actual practice. Although the Company's fiscal year ends on the last Saturday in December, its stock is compared against indexes which assume a fiscal year ending December 31.

	Because of two corporate restructuring events during the last five years, further assumptions about total return are required. The Company's stock was reclassified on January 8, 1992. Each old Class C share was exchanged for one new Class C share and one Class D share. The five year cumulative total return is shown as if the change occurred on January 1, 1992.

	On September 30, 1995, the Company spun-off its stock in MFS Communications Company, Inc. to its Class D shareholders. For each Class D share, 1.741 shares of MFS common stock and .651 share of MFS preferred stock were distributed. On the distribution date, 1.741 shares of MFS common stock had a public market value of $76.17 and .651 share of MFS preferred stock had a value of $.65 (together, a "distribution unit" of $76.82). For purposes of the graph below, it is assumed that each distribution unit was immediately sold for $76.82 and the proceeds reinvested in additional Class D shares, which then had the reduced formula price of $40.40 per share.


	The formula value of the new Class C shares is linked to the performance of the Company's Construction & Mining Group; that
Group's revenues come primarily from construction operations.
The formula value of the Class D shares is linked to the performance of the Company's Diversified Group, which is primarily engaged in coal mining, telecommunications, and energy generation and distribution businesses.

	The first graph compares the cumulative total return of the Company's Class C shares for the five year period 1992-1996 with the Standard and Poors Composite 500 Index and the Dow Jones
Heavy Construction Index. The graph assumes that the value of the investment was $100 on December 31, 1991 and that all dividends and other distributions were reinvested.


[INSERT GRAPH]


                                     1991  1992  1993  1994  1995  1996
Class C Stock                        100   134   165   196   257   335
S&P 500 Index                        100   108   118   120   165   203
Dow Jones Heavy Construction Index   100    97   102    98   137   130


	The second graph compares the cumulative total return of the Company's Class D shares for the five year period 1992-1996 with the Dow Jones Coal Index, the NASDAQ Telecommunications Index, and the S&P Utilities Index. The graph assumes that the value of the investment was $100 on December 31, 1991, and that all dividends and other distributions were reinvested.


[INSERT GRAPH]


                                     1991  1992  1993  1994  1995  1996
Class D Stock                        100   110   131   132   316   350
Dow Jones Coal Index                 100    90   133   130   138   150
NASDAQ Telecommunications Index      100   123   189   158   207   212
S&P Utilities Index                  100   108   124   114   160   167


Summary Compensation Table

	The table below shows the annual compensation of the Company's chief executive officer and the next four most highly compensated executive officers (the "Named Executive Officers").
 Peter Kiewit Sons', Inc. does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by the Named Executive Officers, other than options granted under the Class D Stock Plan.

                                                                Long-Term
                              Annual Compensation               Compensation

                                               Other Annual     Securities
Name and                                       Compensation     Underlying
Principal Position   Year  Salary($)  Bonus($)     ($)          Options (#)

Walter Scott, Jr.
Chief Executive
Officer              1996   715,000   2,000,000  276,400(1)
                     1995   630,000   1,250,000  157,800
                     1994   630,000     500,000  126,900

Kenneth E. Stinson
Executive Vice
President            1996   402,500     900,000
                     1995   351,300     600,000
                     1994   310,800     475,000

Richard Geary
Executive Vice
President of KCG     1996   270,750     600,000
                     1995   252,800     525,000
                     1994   234,800     450,000

Richard R. Jaros
Executive Vice
President            1996   371,200     450,000                     50,000(2)
                     1995   304,100     400,300                    150,000
                     1994   276,000     300,000                       -

George B. Toll, Jr.(3)
Executive Vice
President of KCG     1996   231,250     500,000
                     1995   201,250     400,000
                     1994   171,250     300,000


(1)	 Other Annual Compensation means perquisites and other
personal benefits received by each of the Named
Executive Officers, if over $50,000. The only reportable amounts are the non-business use of Company aircraft attributable to Mr. Scott. Aircraft usage values are calculated under federal income tax regulations and are reported as taxable income by Mr.
Scott.

(2)	 Class D stock options (see Tables on following pages).

(3)	 The Company loaned Mr. Toll $800,000 during 1994 in
connection with the purchase of a residence and relocation expenses. The full principal amount of his demand note payable to the Company is currently outstanding.


Option Tables

	In June 1996, the Company's stockholders approved a Class D Stock Plan. Mr. Jaros is the only Named Executive Officer participating in this Plan. He was granted 150,000 options, effective November 1, 1995, to purchase Class D shares at an exercise price of $40.40 per share and 50,000 options, effective November, 1996, to purchase Class D shares at $49.50 per share. Messrs. Scott and Jaros also hold certain options on CalEnergy common stock. The Company no longer has a stock appreciation rights plan.

                  Option Grants in Last Fiscal Year
                                                                    Potential Realizable
                                                                    Value at Assumed
                Number of   Percent of                              Annual Rates of Stock
                Securities  Total Options                           Price Appreciation for
                Underlying  Granted to     Exercise of              Option Term
                Option      Employees in   Base Price   Expiration
Name            Granted (#) Fiscal Year    ($/Sh)       Date           5%($)    10%($)

Walter Scott,
Jr.
CalEnergy(1)     1,000         -           25.75        5-16-06        16,200    41,000
                 1,000         -           29.0625     12-06-06        18,300    46,300

Kenneth E.
Stinson           -            -             -            -              -         -

Richard Geary     -            -             -            -              -         -

Richard R. Jaros
  CalEnergy(1)   1,000         -           25.75        5-16-06        16,200    41,000
  Class D (2)   50,000        27.9         49.50       11-01-06     1,556,500 3.944,500

George B.
Toll, Jr.         -            -             -            -              -         -

(1) As fees for serving on the CalEnergy board of directors, Messrs. Scott and Jaros received options to purchase CalEnergy stock.

(2) Under the Class D Stock Option Plan, options vest 20% per year on the anniversaries of the November 1, 1996 grant date. The options expire ten years from the grant date. The last two columns show the value of the options (in excess of the exercise price) assuming that the underlying shares appreciate at an annual compounded rate of 5% or 10% for the ten year period.



	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
	                          Option Values Table

                                   Number of Securities
              Shares               Underlying Unexercised     Value of Unexercised
              Acquired                     Options at         In-the-Money Options
                 on       Value    Fiscal Year End (#)         at Fiscal Year End ($)
Name          Exercise  Realized                Unexer-                      Unexer-
                (#)        ($)     Exercisable  cisable       Exercisable    cisable

Walter Scott,
Jr.
CalEnergy (1)  10,000    147,500      2,100        -           13,900           -

Kenneth E.
Stinson          -          -          -           -              -             -

Richard Geary    -          -          -           -              -             -

Richard R.
Jaros
CalEnergy(1)    3,210      91,500   401,100        -        7,471,900           -
Class D (2)      -          -        30,000     170,000       415,500      1,899,500

George B. Toll,
Jr.              -          -          -           -              -             -

(1)	The value of the CalEnergy options is the difference between the exercise prices of the options and the closing price of the CECI common stock on the New York Stock Exchange of $33.50 per share on December 31, 1996.

(2)	The value of the Class D options is the difference between
the exercise prices of the options and the formula price of $54.25 per share on December 28, 1996.


Other Matters

	Management knows of no other matters to be voted upon at the annual meeting. The discretion of the proxyholders is limited to casting votes as directed by stockholder proxies and voting on procedural matters incidental to fulfilling those directions.

Accountants

	Coopers & Lybrand, certified public accountants, have been selected by the Board of Directors as the independent public accountants for the Company. Representatives of Coopers &
Lybrand are expected to be present at the stockholders' meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Solicitation Expenses

	The Company will bear the cost of the solicitation of proxies. In addition to the use of mail, proxies may be solicited in person or by telephone by management or other employees of the Company, for which they will receive no additional compensation.

1998 Stockholder Proposals

	Any proposals from stockholders intended to be presented at the 1998 annual meeting of stockholders must be received by the Company by January 2, 1998, in order to be included in the proxy materials for that meeting. Any such proposals should be sent to the Secretary, Peter Kiewit Sons', Inc., 1000 Kiewit Plaza,
Omaha, Nebraska 68131.

Annual Report

	The Company is mailing to each stockholder, along with this Proxy Statement, a copy of its annual report. The Company's annual report is its Form 10-K for the fiscal year ending
December 28, 1996, as filed with the U.S. Securities and Exchange
Commission.

	THE COMPANY WILL FURNISH WITHOUT CHARGE UPON THE WRITTEN REQUEST OF A STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND EXHIBITS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE ADDRESSED TO STOCK REGISTRAR, PETER KIEWIT SONS', INC., 1000 KIEWIT PLAZA, OMAHA, NEBRASKA 68131.



                        								PETER KIEWIT SONS', INC.
                                April 28, 1997